William N. Hait, M.D., Ph.D.
Global Therapeutic Area Head
Oncology Research and Development

Founded 1886

New Brunswick, New Jersey

in a Former Wallpaper Factory

By three brothers with a dream… that Joseph Lister’s theories about sterilization could save lives in America’s hospitals

Global Presence

World’s Largest Health Care Company

119,000 Employees

250 Operating Companies In 57 Countries

Selling Products in More Than 175 Countries

Our Credo
我が信条
Nuestro Credo
Unser Credo

Johnson & Johnson

Our Credo

The Four Tenets

Customers

Employees

Communities

Stockholders

Our Values

Our mission will be
accomplished in an
environment that lives up to the
values set forth in the
J&J Credo

We shall value diversity and
fairness

We shall never forget that time
is a precious and irretrievable
resource

for patients, physicians,
families, friends, co-workers

Our Statement of Caring

Caring for the world, one person at a time…inspires and unites the people of Johnson & Johnson.

We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people.
Employees of the Johnson & Johnson Family of Companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

   *Non-GAAP measure; excludes IPR&D charges and other special items
**Non-GAAP financial measure: defined as operating cash flow less capital spending

% Change

Financial Highlights:
2008 vs. 2007

Sales

$63.7B

$61.1B

4.3%

1.9%

Adjusted Earnings*

$12.9B

$12.1B

6.8%

Adjusted EPS*

$4.55

$4.15

9.6%

Free Cash Flow**

$11.9B

$12.1B

Total Company

2008

2007

Total

Ops

Pharmaceuticals
39%

Medical Devices
& Diagnostics
36%

Consumer
25%

Sales by Segment

$16.0B

$24.6B

$23.1B

Total Sales $63.7 Billion

Pharmaceutical Growth Drivers

Operational Growth Rates

*Excluding the impact of generic competition and continuing declines in PROCRIT®, pharmaceutical sales grew by 6 percent operationally

Nine products had sales of more than $1 billion dollars

REMICADE®

+ 13%

RISPERDAL® CONSTA®

+ 13%

TOPAMAX®

+ 11%

PREZISTA®

+ 163%

VELCADE™

+ 41%

INVEGA®

+ 117%

2008 Sales: $24.6 Billion

2008 Ops Growth Rate: (3.1)%*

Strategic Framework

Winning in

Health Care

Capitalizing

on

Convergence

Accelerating
Growth in
Emerging
Markets

Developing

Leadership

and Talent

Business Priorities

Operating Model

Broadly Based

in Human
Health Care

Managed

for the

Long Term

Decentralized

Management

Approach

People
and
Values

Our Credo

Winning in Health Care:
Key Elements

Growing our existing businesses

Building new platforms for growth

Participating in public policy dialogue

Winning in Health Care:
Growth through R&D

11.5%

11.9%

% to Sales

5-Year CAGR
   9.4%

$U.S. Billions

Winning in Health Care:
Market Leadership

Anti-Anemia

Antipsychotics (Injectables)

Anti-TNF

Hormonal Contraceptives

Quinolone Anti-Infective

Coronary Stents

Minimally Invasive Surgery

Orthopaedics

Sutures

Psychostimulants

Lo-Cal Sweeteners

Blood Glucose Monitoring

Blood Screening & Typing

Electrophysiology Diagnostics &
Catheters

Disposable Contact Lenses

OTC Pharmaceuticals

Sanitary Protection

Wound Care

Baby & Kids Care

Johnson & Johnson
#1 or #2

Winning in Health Care:
2008 Product Launches and Extensions

REALIZE™ Adjustable Gastric Band

CONFIDENCE™ Spinal Cement
System

TRI-LOCK™ Hip Stem with
GRIPTION™

SIGMA® Knee Instruments

New HARMONIC® Energy Devices

OneTouch® Ping™

OneTouch® Vita™

ACUVUE® TruEye™

ACUVUE® OASYS™ for Astigmatism

INTELENCE™ (etravirine)

VELCADE® (bortezomib)

PREZISTA® (darunavir)

CONCERTA® (methylphenidate HCI)
Extended-release Tablets

ZYRTEC®

AVEENO® Positively Ageless

LISTERINE TOTAL CARE®

omrix
biopharmaceuticals

大宝 ®
Dabao

SURGRX®

AMIC
technology

MENTOR

Johnson & Johnson

Winning in Health Care:
Recent Acquisitions

Pharmaceutical Research & Development

Leadership in pharmaceutical research and
development

Seventh largest pharmaceutical company
worldwide; fourth largest in the US

Fourth largest biotech company worldwide

Large and small molecule research focused on
5 therapeutic areas

Innovative platforms and technologies

Global operations with end-to-end capabilities

Outcomes-based development

Robust pipeline

Pipeline Productivity

Record submissions and approvals

7 NMEs approved in major markets

8 regulatory filings in the US and EU

Outstanding late development progress

5 compounds advanced to full development

Portfolio expansion through

Licensing

Establishing collaborations

Creating new partnerships in emerging regions

Key Pharmaceutical R&D Results: 2008 to Date

Neuroscience
CV and Metabolism
Virology
Oncology
Immunology

Five Therapeutic Area Focused
End-to-End Units

Therapeutic
Areas

Discovery

Early
Development

Late
Development

Lifecycle
Management

End-to-end
Accountability

Johnson & Johnson will transform cancer to a
preventable, chronic or curable  disease by
delivering extraordinary diagnostic and
therapeutic solutions that prolong and improve
patients’ lives.

Our Oncology Vision

Three Tenets to Realize our Vision

Biomarkers are essential

Better understanding of cancer biology will lead to new targets

Open innovation

Modern Cancer Biology

“By the end of the twentieth century, it became increasingly clear that many of the traits of tumors could not be traced directly back to the individual genes they carry

The grand simplification agreed upon by early researchers had begun to lose their utility.

Increasingly, evidence turned up that cancer is actually a disease of tissues.”

R. A. Weinberg, in The Biology of Cancer, 2006

The Reductionist View

Cancer cells

A Heterotypic Cell Biology

Cancer cells
Fibroblasts
Immune cells
Endothelial cells

Old vs. New Thinking

Growth factors

Nutrients

The Hallmarks of Cancer
Douglas Hanahan and Robert A.
Weinberg; Cell, 100:57-70, 2000

Cancer Stem Cell

Cytotoxic
T Cells

Macrophages

LPA thrombin ET, etc.
TGF-α
EGF
epiregulin
β-cellulin
HB-EGF
amphi-regulin
NRG-1
NRG-2
NRG-3
NRG-4
cytokines
α β α β
ligands
receptors
adaptors and enzymes
signaling cascades
transcription factors
INPUT LAYER
HIDDEN LAYERS
OUTPUT LAYER
SRC
CBL
PLC
PI3K
SHP2
GAP
p21-GDP
p21-GTP
SHC
GRB2
SOS
NCK
VAV
RAC
GRB7
CRK
JAC
AKT
PKC
BAD
S6K
RAF
MEK
MAPK
PAK
JNKK
JNK
ABL
JUN
SP1
MYC
FOS
ELK
ERG1
STAT
APOPTOSIS
MIGRATION
GROWTH
ADHESION
DIFFERENTIATION
= HER1
= HER2
= HER3
= HER4

“Microenvironment Disrupting Agents”

LPA thrombin ET, etc.
TGF-α
EGF
epiregulin
β-cellulin
HB-EGF
amphi-regulin
NRG-1
NRG-2
NRG-3
NRG-4
cytokines
ligands
INPUT LAYER
receptors
SRC
CBL
PLC
PI3K
SHP2
GAP
p21-GDP
p21-GTP
SOS
GRB2
SHC
NCK
VAV
RAC
GRB7
CRK
JAC
adaptors and enzymes
HIDDEN LAYERS
APOPTOSIS
MIGRATION
GROWTH
ADHESION
DIFFERENTIATION
= HER1
= HER2
= HER3
= HER4

Figure 5-1 The Biology of Cancer (© Garland Science 2007)

Johnson & Johnson Area of Focus

“Microenvironment Disrupting Agents”

An Evolution of our Oncology Portfolio

Compound

Target / Class

Phase 1

Phase 2

Phase 3

DOXIL Breast Cancer

YONDELIS Ovarian Cancer

DACOGEN MDS

VELCADE NHL

DACOGEN AML

VELCADE 1ST Line MCL

CNTO 328 MM (2 nd & 3rd Ln)

CNTO 328 MM HRPC

CNTO 328 MM Castleman’s

VELCADE SC Formulation

CNTO 328 MM 1st Line

CNTO 888 Oncology

Doxorubicin liposomal

bortezomib

bortezomib

bortezomib

IL-6 mAb

IL-6 mAb

IL-6 mAb

IL-6 mAb

CCL2 mAb

DNA Hypermethylation

trabectedin

DNA Hypermethylation

Filed

Filed

Small Molecule

Large Molecule

Strong link to MDA Strategy

JNJ- 26854165 Oncology

Hdm-2

CNTO-95 HRPC

CCL2 mAb

JNJ-38877605 Oncology

c-Met

JNJ-26481585 Oncology

HDAC

CNTO-95 Melanoma

CCL2 mAb

Confidential

Our Path Forward

Deliver right dose of right
therapy to right patient at right
time

Seamless flow from discovery,
through biomarkers,
translational research and
clinical development

Goal to become top 5 oncology
company

Johnson & Johnson

ORTHO BIOTECH

ONCOLOGY RESEARCH & DEVELOPMENT

UNIT OF CENTOCOR RESEARCH & DEVELOPMENT, INC.

Questions & Answers

Forward Looking Statements

(This presentation contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.
These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson’s, Centocor
Research & Development’s and Cougar Biotechnology’s expectations and projections. Risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust
Improvements Act; the tender of a majority of the outstanding shares of common stock of Cougar Biotechnology; the possibility that the transaction will not be completed, or if completed, not completed on a timely basis; the potential that market segment growth will not follow historical patterns; general industry conditions and competition; business and economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals;
domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of
Johnson & Johnson’s Annual Report on Form 10-K for the fiscal year ended December 28, 2008, and Cougar
Biotechnology, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as other subsequent filings.  Copies of these filings, as well as subsequent filings, are available online at www.sec.gov,
www.cougarbiotechnology.com or on request from Johnson & Johnson or Cougar Biotechnology. None of Johnson &
Johnson, Centocor Research & Development or Cougar Biotechnology undertakes to update any forward-looking statements as a result of new information or future events or developments.)

Additional Information

The tender offer described in this presentation has not yet commenced, and this presentation is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, Johnson & Johnson will cause a new wholly-owned subsidiary, Kite Merger Sub, Inc., to file a tender offer statement on Schedule TO with the U.S.
Securities and Exchange Commission (SEC). Investors and Cougar Biotechnology stockholders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents)
and the related solicitation/recommendation statement on Schedule 14D-9 that will be filed by Cougar Biotechnology with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, a copy of the offer to purchase, letter of transmittal and certain other related tender offer documents (once they become available) may be obtained free of charge by directing a request to Johnson &
Johnson at www.jnj.com, or Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, NJ 08933, Attn:
Corporate Secretary’s Office.